UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ORCHARD FIRST SOURCE, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-1009611
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6922 Hollywood Blvd., 9th Floor, Hollywood, CA	90028
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration file number to which this form relates:

Not yet assigned.

Securities to be registered pursuant to Section 12(b) of the Act:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share.

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share, of Orchard First Source, Inc. (the “Registrant”) to be registered hereunder is contained in the section entitled “Description of Our Capital Stock” in the Prospectus included in the Registrant’s Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on April 20, 2004, including exhibits, and as may be subsequently amended from time to time and is incorporated herein by reference, and the description contained under such caption included in the form of final prospectus subsequently filed by the Registrant pursuant to Rule 497 under the Securities Act of 1933, as amended, which form of final prospectus is also incorporated by reference herein.

Item 2.

Exhibit Number
a.	Articles of Incorporation*

b.	Bylaws**

c.	Form of Stock Certificate**

*	Incorporated herein by reference to Exhibit (a) of the Registrant’s initial Registration Statement on Form N-2, filed on April 20, 2004.
**	To be filed by amendment.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by he undersigned, thereto duly authorized.

Date: April 20, 2004	ORCHARD FIRST SOURCE, INC.

	By:	/s/ GLENN R. PITTSON

	Name: Title:	Glenn R. Pittson President and Chief Executive Officer

Exhibit Number	Description
a.	Articles of Incorporation*

b.	Bylaws**

c.	Form of Stock Certificate**

*	Incorporated herein by reference to Exhibit (a) of the Registrant’s initial Registration Statement on Form N-2, filed on April 20, 2004.
**	To be filed by amendment.